UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           May 17, 2005
         Date of Report (Date of earliest event reported)



                        VIEW SYSTEMS, INC.
          (Name of small business issuer in its charter)


        Nevada                    000-30178                 59-2928366
 (State of incorporation)    (Commission File Number)     (I.R.S. Employer
                                                         Identification No.)


1100 Wilso Drive, Baltimore, Maryland      21223
(Address of principal executive offices)  (Zip code)

Registrant's telephone number:  (410) 646-3000


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            Section 3 - Securities and Trading Markets

Item 3.03  Material Modification to Rights of Security Holders

View Systems, Inc.'s Board of Directors adopted a resolution establishing a Series A Preferred Stock in March 2005. On June 2, 2005, we received a filing acknowledgment from the Secretary of State of the State of Nevada confirming that the Certificate of Designation of Preferences and Rights of Series A Preferred Stock of View Systems, Inc. was filed with the state of Nevada on May 17, 2005.

The certificate designated 10,000,000 shares of Series A Preferred, par value $0.01. Each share of Series A Preferred has a liquidation preference of $0.01 per share before any payment or distribution is made to the holders of common stock in the event of liquidation of the corporation. The Series A Preferred has no conversion rights into common stock. Each share of Series A Preferred is entitled to fifteen votes and shall be entitled to vote on any matters brought to a vote of the common stock shareholders. We may elect to redeem the Series A Preferred with proper notice to the holders of the Series A Preferred and, upon redemption, the Series A Preferred will be cancelled and not be reissued as Series A Preferred.

As of the date of this filing, the Board of Directors has not issued any Series A Preferred stock.




          Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)   Exhibits

4.1 Certificate of Designation of Preferences and Rights of Series A Preferred Stock of View Systems, Inc., effective May 17, 2005


                            SIGNATURES

Pursuant to the requirements of the Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VIEW SYSTEMS, INC.


                                     /s/ Gunther Than
Date: June 14, 2005             By:  _________________________________________
                                     Gunther Than
                                     Chief Executive Officer, Treasurer,
                                     Director and Principal Financial Officer